Exhibit 99.3

Pro Forma Financial Information.

The following pro forma balance sheet has been derived from the combined balance sheets of HebeiZhongding, XingtaiZhongding and their respective subsidiaries, and balance sheets of Kirin China and Kirin Development at September 30, 2010, and balance sheet of Ciglarette, Inc. (the “Company”) at August 31, 2010, and adjusts such information to give the effect of the acquisition of Kirin China by Ciglarette, Inc., as if it would have existed on September 30, 2010.  The following pro forma earnings per share (EPS) statement has been derived from the combined income statement of HebeiZhongding,XingtaiZhongdingand their respective subsidiaries, and income statements of Kirin China, Kirin Development and the Company, and adjusts such information to give the effect that the acquisition by the Company occurred on the earliest date presented. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition would have existed on September 30, 2010,December 31, 2009 or December 31, 2008.  The pro forma additional shares of 1,156,000 shares issued on March 1, 2011 are presented as if it occurred on January 1, 2009.

PRO FORMA COMBINED BALANCE SHEET

	HebeiZhongding and XingtaiZhongding	Kirin Development	Kirin China	Ciglarette, Inc.	Pro forma	Pro forma
	September 30, 2010	September 30, 2010	September 30, 2010	August 31, 2010	adjustments	combined

ASSETS

Cash and cash equivalents	$18,389,548	$-	$5,000	$28,433	$1,380,000	$19,802,981
Restricted cash	122,796	-	-	-	-	122,796
Contracts receivable	-	-	-	-	-	-
Prepayments	522,302	-	-	-	-	522,302
Other receivables	3,335,131	-	-	-	-	3,335,131
Properties held for sale	-	-	-	-	-	-
Properties and land lots under development	85,975,712	-	-	-	-	85,975,712
Deferred tax assets	236,886	-	-	-	-	236,886
Property and equipment, net	161,000	-	-	-	-	161,000

Total Assets	$108,743,375	$-	$5,000	$28,433	$1,380,000	$110,156,808

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	7,315,737	-	-	1,275	-	7,317,012
Income taxes payable	3,403,394	-	-	-	-	3,403,394
Other taxes payable	596,758	-	-	-	-	596,758
Customer deposits	9,198,968	-	-	-	-	9,198,968
Due to a related person	18,146,275	-	-	-	-	18,146,275
Long-term loans	18,952,112	-	-	-	-	18,952,112
Deferred tax liabilities	2,499,892	-	-	-	-	2,499,892

Total liabilities	60,113,136	-	-	1,275	-	60,114,411

Shareholders’ equity
Preferred stock at $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	-	-	-	-	-	-
Common stock at $0.0001 par value; 500,000,000 shares authorized; 20,000,000 shares issued and outstanding as of September 30, 2010 and December 31, 2009	-	-	-	589	1,411	2,000
Kirin China – Common shares, $1 par value: 5,000 shares authorized, issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	-	-	5,000	-	(5,000)	-
HebeiZhongding – Common shares, RMB1.00 (or $0.1207 equivalent) par value: Authorized, issued and outstanding as of September 30, 2010 and December 31, 2009 – 45,000,000 shares	5,430,517	-	-	-	(5,430,517)	-
XingtaiZhongding – Paid-in capital	11,701,936	-	-	-	(11,701,936)	-
Additional paid-in capital	9,988,592	-	-	44,961	18,497,650	28,531,203
Statutory reserve	264,887	-	-		-	264,887
Retained earnings	19,109,848	-	-	(18,392)	18,392	19,109,848
Accumulated other comprehensive income	2,134,459	-	-	-	-	2,134,459

Total shareholders’ equity	48,630,239	-	5,000	27,158	1,380,000	50,042,397

Total Liabilities and Shareholders’ Equity	$108,743,375	$-	$5,000	$28,433	$1,380,000	$110,156,808

PRO FORMA EARNINGS PER SHARE
	Year Ended	Year Ended	Nine Months Ended	Nine Months Ended
	December 31, 2009	December 31, 2008	September 30, 2010	September 30, 2009
Net income attributable to holders of common shares	$8,152,231	$1,468,945	$9,011,714	$888,077

Net income Per Share
Basic and diluted	$0.41	$0.08	$0.45	$0.04

Weighted average number of common shares outstanding
Basic and diluted	20,000,000	18,844,000	20,000,000	20,000,000

Notes to Pro Forma Financial Statements

On March 1, 2011, the Companyacquired Kirin China, that, through its subsidiary and controlled operations in the People’s Republic of China (the “PRC” or “China”), is in the business of the development and sale of residential and commercial real estate properties, and development of land lots in Xingtai city, Hebei province, China.

On March 1, 2011, the (“Closing Date”), pursuant to the terms of the Share Exchange Agreement, the Company has acquired Kirin Chinaby agreeing to issue 18,547,297 shares of common stock of the Company, constituting 98% of the Company.

As a result of the transactions described above, the Company became the record and beneficial owner of 100% of the share capital of Kirin China and therefore owns 100% of the share capital of its subsidiaries and Variable Interest Entities indirectly.

Pursuant to the terms of the Share Exchange Agreement, Kirin China’s officers and directors were appointed as Ciglarette, Inc.’s officers and directors, and Mr. LisanRahmanresigned as a director and from all offices that he then held effective immediately. The transaction was regarded as a reverse merger whereby Kirin China was considered to be the accounting acquirer.

On the Closing Date and immediately following the closing of the Share Exchange Agreement, the Company completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each Unit consisting of 4 shares of common stock, a three-year series A warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to Ciglarette of $1,380,000.  As a result of the Offering, Ciglarette issued an aggregate of 276,000 shares of its common stock and warrants to acquire an aggregate of 138,000 shares of our common stock to the investors in the Offering.  The exercise price for Investor Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.  As a result, the fair value of Investor Warrants will be classified as liability and the changes in the fair value of Investor Warrants will be recognized in earnings until such time as the Investor Warrants are exercised or expired.

As a result of the Share Exchange Agreement and the Offering, Ciglarette Inc. will have 20,000,000 shares of common stock issued and outstanding.

The preceding pro forma balance sheet represents the combined financial position of Kirin China and its subsidiaries and Variable Interest Entities, and Ciglarette, Inc. as of September 30, 2010, as if the closing of the Share Exchange Agreement and the Offering occurred on September 30, 2010.

The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Kirin China and its subsidiaries and Variable Interest Entities by Ciglarette, Inc., and the Offeringhad been consummated as of the beginning of the period indicated, nor is necessarily indicative of the results of future operations.

Assumptions and Adjustments:

1)
At closing and pursuant to the Share Exchange Agreement, Ciglarette Inc. acquired all of the issued and outstanding capital stock of Kirin China in exchange for the issuance of 18,547,297 common shares of Ciglarette Inc.Immediately prior to the share exchange, 3,094,297 restricted shares of the Company’s common stock then outstanding were cancelled and retired, and 2,500,000 shares of the Company’s common stock were cancelled pursuant to the Spin-Out in which the Company sold its 80%-owned subsidiary Ciglarette International, LLC to Mr. LisanRahman;

2)	At closing, common stock of Kirin China will be reclassified to additional paid-in-capital to reflect the additional shares of common stock issued as part of the Share Exchange Agreement.

3)	At closing, retained earnings of Ciglarette, Inc. will be reclassified to additional paid-in-capital to reflect the consequence of the reverse merger transaction.

4)
On the Closing Date and immediately following the share exchange, the Company completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each Unit consisting of 4 shares of common stock, a three-year series A warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to Ciglarette of $1,380,000.In addition, the Company issued 880,000 shares of itscommon stock to Hunter Wise Securities, LLC, the placement agent, in connection with the Offering;

3)	At closing, retained earnings of Ciglarette, Inc. will be reclassified to additional paid-in-capital to reflect the consequence of the reverse merger transaction.